Morgan Stanley Flexible Income Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size   Offeri   Total    Amount   % of    % of
Purchased     se/     of      ng     Amount     of    Offeri   Fund   Brokers
             Trade  Offeri  Price      of     Shares    ng      s
             Date     ng      of    Offering  Purcha  Purcha   Tota
                            Shares              sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 General    06/26/  3,000,  $98.62  $295,869  170,00  0.0001   0.03    Morgan
  Motors      03    000,00          ,000,000     0       %      9%    Stanley,
Corporatio             0                                              Merrill
n, 8.375%                                                             Lynch &
  Senior                                                                Co,
Debentures                                                           Citigroup,
 due 2033                                                             Banc of
                                                                      America
                                                                     Securities
                                                                        LLC,
                                                                      Goldman
                                                                      Sachs &
                                                                       Co, JP
                                                                      Morgan,
                                                                      Banc One
                                                                      Capital
                                                                      Markets
                                                                      Inc, BNP
                                                                      PARIBAS,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                        , SG
                                                                     Cowen, UBS
                                                                     Investment
                                                                     Bank, Bear
                                                                     Stearns &
                                                                      Co Inc,
                                                                        BMO
                                                                      Nesbitt
                                                                       Burns,
                                                                     CIBC World
                                                                      Markets,
                                                                       Lehman
                                                                     Brothers,
                                                                        RBC
                                                                      Capital
                                                                      Markets,
                                                                       Scotia
                                                                      Capital,
                                                                      Standard
                                                                     Chartered
                                                                      Bank, TD
                                                                     Securities
                                                                      , Tokyo-
                                                                     Mitsubishi
                                                                     Internatio
                                                                      nal Plc
                                                                      and West
                                                                       LB AG


                                                                       Morgan
                                                                      Stanley,
 General                                                              Banc of
  Motors                                                              America
Acceptance                                                           Securities
Corporatio  06/26/  1,000,  $99.92  $99,923,  95,000  0.0001   0.02  LLC, Banc
 n, 4.50%     03     000,           000,000              %      2%      One
Notes due             000                                             Capital
 July 15,                                                             Markets
   2006                                                              Inc, Bear
                                                                     Stearns &
                                                                     Co Inc, JP
                                                                      Morgan,
                                                                     Citigroup,
                                                                       Mellon
                                                                     Financial
                                                                      Markets
                                                                        LLC,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Scotia
                                                                      Capital,
                                                                      Comerica
                                                                     Securities
                                                                      and SMBC
                                                                     Securities
                                                                        Inc





   UFJ
 Finance
Aruba AEC,                                                            Merrill
  6.75%                                                               Lynch &
Guaranteed                                                              Co,
Notes due                                                             Goldman
   2013     07/18/  1,250,  $99.54  $124,422  260,00  0.0001   0.06   Sachs &
guaranteed    03    000,00          ,500,000     0       %      2%   Co, Lehman
   on a                0                                             Brothers,
subordinat                                                              UFJ
 ed basis                                                            Internatio
  as to                                                               nal plc
payment of                                                           and Morgan
principle                                                             Stanley
   and
 interest
  by UFJ
   Bank
 Limited
(New York
 Branch)